April 2, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:

Vapor Hub International Inc.

File No. 333-173438

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 2, 2015 of Vapor Hub International Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP